UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020

EMERGENT BIOSOLUTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33137	14-1902018
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

400 Professional Drive, Suite 400 Gaithersburg, Maryland	20879
(Address of Principal Executive Offices)	(Zip Code)

(240) 631-3200

(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	EBS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

3.875% Senior Unsecured Notes due 2028

Indenture

On August 7, 2020, Emergent BioSolutions Inc. (the “Company”) completed its previously announced offering of $450 million aggregate principal amount of 3.875% Senior Unsecured Notes due 2028 (the “Notes”).

The Notes were issued pursuant to an indenture, dated as of August 7, 2020 (the “Indenture”), by and among the Company, certain subsidiaries of the Company party thereto as guarantors and U.S. Bank National Association, as trustee. The Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by each of the Company’s direct and indirect subsidiaries that guarantee debt under its credit facilities. The Notes are senior unsecured obligations of the Company, and the Notes and their guarantees rank equally in right of payment with all of the Company’s and the guarantors’ existing and future unsubordinated indebtedness, but are effectively junior to all of the Company’s and the guarantors’ existing and future secured indebtedness (including the Company’s credit facilities), to the extent of the value of the assets securing that indebtedness. In addition, the Notes are structurally subordinated to all of the existing and future obligations of the Company’s subsidiaries that do not guarantee the Notes.

Interest on the Notes will be payable on February 15 and August 15 of each year until maturity, commencing on February 15, 2021. The Notes will mature on August 15, 2028.

On or after August 15, 2023, the Company may, at its option, redeem the Notes, in whole or in part, at the applicable redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. Prior to August 15, 2023 the Company may redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus a “make-whole” premium described in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. Prior to August 15, 2023, the Company may redeem up to 40% of the aggregate principal amount of the Notes using the net cash proceeds of certain equity offerings at the redemption price set forth in the Indenture. Upon the occurrence of a “change of control” (as defined in the Indenture), the Company must offer to repurchase the Notes at a purchase price of 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Subject to certain qualifications and exceptions, the Indenture restricts the Company’s and its restricted subsidiaries’ ability to, among other things: (i) incur or guarantee additional debt or issue certain preferred stock; (ii) make certain investments; (iii) create restrictions on the payment of dividends or other amounts from certain of the Company’s restricted subsidiaries; (iv) enter into certain transactions with affiliates; (v) merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of the Company’s assets; (vi) sell certain assets, including capital stock of the Company’s subsidiaries; (vii) designate the Company’s subsidiaries as unrestricted subsidiaries; (viii) pay dividends, redeem or repurchase capital stock or make other restricted payments; and (ix) incur certain liens.

The Indenture provides for events of default that, if certain events occur, would permit the trustee or holders of at least 25% in aggregate principal amount of the Notes then outstanding to declare the principal of and unpaid interest on the Notes to be immediately due and payable.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture. A copy of the Indenture is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Purchase Agreement

The Notes described above were offered and sold pursuant to a purchase agreement, dated August 4, 2020 (the “Purchase Agreement”), by and among the Company, the subsidiaries of the Company named therein as guarantors, and Wells Fargo Securities, LLC, as representative of the several initial purchasers identified therein (collectively, the “Initial Purchasers”). The Notes were resold to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933 (as amended, the “Securities Act”) and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been registered for sale under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. A copy of the Purchase Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Credit Agreement Amendment

On August 7, 2020, the Company entered into that certain Second Amendment to Amended and Restated Credit Agreement (the “Credit Agreement Amendment”) among the Company, as borrower, certain subsidiaries of the Company, as guarantors, Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), and certain lenders party thereto. The Credit Agreement Amendment amends the Amended and Restated Credit Agreement, dated as of October 15, 2018, among the Company, the lenders party thereto from time to time and the Administrative Agent (as previously amended and supplemented, the “Existing Credit Agreement”) relating to the Company’s senior secured credit facilities consisting of a senior revolving credit facility (the “Revolving Credit Facility”) and senior term loan facility (the “Term Loan Facility,” and together with the Revolving Credit Facility, the “Senior Secured Credit Facility”).

The Credit Agreement Amendment amends the Existing Credit Agreement to expressly permit the incurrence of the indebtedness with respect to the Notes. The Credit Agreement Amendment also amends the consolidated net leverage ratio financial covenant by increasing the maximum level to 4.50 to 1.00 (subject to an increase to 5.00 to 1.00 for an applicable four quarter period, at the election of the Company, in connection with a permitted acquisition having an aggregate consideration in excess of $75.0 million).

In addition, the Credit Agreement Amendment increases the applicable margin by 0.25% if our consolidated net leverage ratio equals or exceeds 3.50 to 1.00, such that borrowings under the Revolving Credit Facility and the outstanding principal amount of the Term Loan Facility shall bear interest at a rate per annum equal to (a) a eurocurrency rate plus a margin ranging from 1.25% to 2.25% per annum, depending on our consolidated net leverage ratio or (b) a base rate (which is the highest of the prime rate, the federal funds rate plus 0.50%, and a eurocurrency rate for an interest period of one month plus 1%) plus a margin ranging from 0.25% to 1.25%, depending on our consolidated net leverage ratio. In addition, the commitment fee that we are required to pay in respect of the average daily unused commitments under the Revolving Credit Facility shall be 0.15% to 0.35% per annum, depending on our consolidated net leverage ratio.

The Credit Agreement Amendment also amends the Existing Credit Agreement to permit incremental term loan facilities or one or more increases in the commitments under the Revolving Credit Facility in an aggregate amount not to exceed an amount of additional indebtedness that would cause the consolidated secured net leverage ratio of the Company to exceed 2.75 to 1.00, plus an amount equal to the greater of $300 million and 100% of Consolidated EBITDA (as defined in the Existing Credit Agreement) of the Company, plus the amount of any permanent reductions in the Revolving Credit Facility commitments, plus the amount of optional prepayments of the outstanding Term Loan Facility. The Credit Agreement Amendment also amends certain affirmative covenants, negative covenants and events of default thereunder.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment. A copy of the Credit Agreement Amendment is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01. Other Events.

On August 7, 2020, the Company issued a press release announcing the closing of the offering. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of August 7, 2020, by and among the Company, certain subsidiaries of the Company and U.S. Bank National Association, as trustee.

4.2	Form of 3.875% Senior Unsecured Note due 2028 (included in Exhibit 4.1).

10.1†	Purchase Agreement, dated as of August 4, 2020, by and among the Company, the subsidiaries of the Company named therein as guarantors, and Wells Fargo Securities, LLC, as representative of the several initial purchasers identified therein.

10.2	Second Amendment to Amended and Restated Credit Agreement, dated August 7, 2020.

99	Press release issued by the Company on August 7, 2020.

101

Emergent BioSolutions Inc. Current Report on Form 8-K, dated August 7, 2020, formatted in XBRL (Extensible Business Reporting Language): Cover Page. The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

† Certain confidential portions of this exhibit were omitted by means of marking such portions with asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Date: August 7, 2020	By:	/s/ Richard S. Lindahl
Richard S. Lindahl Executive Vice President, Chief Financial Officer and Treasurer